As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZS Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3305698
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

508 Wrangler Drive, Suite 100

Coppell, Texas 75019

(Address, including zip code, of registrant’s principal executive offices)

ZS Pharma, Inc. 2014 Incentive Plan

(Full title of the plan)

Todd A. Creech

Chief Financial Officer

ZS Pharma, Inc.

508 Wrangler Drive, Suite 100

Coppell, Texas 75019

(877) 700-0240

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael L. Bengtson

Mollie H. Duckworth

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701-4040

(512) 322-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, $0.001 par value	6,027,395 shares (2)	$4.27 - $27.99	$68,338,831.97	$8,802.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that becomes issuable under the ZS Pharma, Inc. 2008 Stock Incentive Plan, as amended (the “Fourth Amended Stock Incentive Plan”) and the ZS Pharma, Inc. 2014 Incentive Plan. The number of shares of common stock registered hereunder includes such indeterminate number of additional shares of the registrant’s common stock as may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Represents shares of common stock reserved for issuance under the Fourth Amended Stock Incentive Plan and the ZS Pharma, Inc. 2014 Incentive Plan. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fourth Amended Stock Incentive Plan and the ZS Pharma, Inc. 2014 Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the Fourth Amended Stock Incentive Plan and the 2014 Incentive Plan are based upon the weighted-average exercise price of such outstanding options and (b) for shares reserved for future issuance under the 2014 Incentive Plan are based on the per share price of $27.99, which is the average of the high and low trading prices per share of common stock of ZS Pharma, Inc. as reported by NASDAQ on June 30, 2014.

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Fourth Amended Stock Incentive Plan and 2014 Incentive Plan	4,231,364	$4.27(2)(a)	$18,067,924.28
Shares reserved for future grant under the 2014 Incentive Plan	1,796,031	$27.99(2)(b)	$50,270,907.69
Proposed Maximum Aggregate Offering Price	—	—	$68,338,831.97
Registration Fee	—	—	$8,802.04

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the ZS Pharma, Inc. 2008 Stock Incentive Plan, as amended (the “Fourth Amended Stock Incentive Plan”) and the ZS Pharma, Inc. 2014 Incentive Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the registrant’s prospectus filed June 18, 2014 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1 (File No. 333-195961) (the “Form S-1”); and

(b)	the registrant’s current reports filed June 23, 2014 and June 24, 2014 and all exhibits related to such items filed on Form 8-K; and

(c)	the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (Registration No. 001-36489) filed on June 11, 2014 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL Law. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The registrant’s seventh amended and restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any breach of the director’s duty of loyalty to the registrant or its stockholders, any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or any transaction from which the director derived an improper personal benefit. These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

The registrant’s seventh amended and restated certificate of incorporation and amended and restated bylaws also provide that the registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law, subject to limited exceptions. The registrant’s amended and restated bylaws also provide that it is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the registrant would otherwise be permitted to indemnify him or her under Delaware law. The registrant has entered and expects to continue to enter into agreements to indemnify its directors as determined by the board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant also maintains directors’ and officers’ liability insurance.

Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Document

3.1*	Seventh Amended and Restated Certificate of Incorporation of ZS Pharma, Inc. (incorporated by reference herein to Exhibit 3.1 of the Form 8-K, filed by the registrant on June 23, 2014).

3.2*	Amended and Restated Bylaws (incorporated by reference herein to Exhibit 3.2 of the Form 8-K, filed by the registrant on June 23, 2014).

4.1*	Form of Common Stock certificate (incorporated by reference herein to Exhibit 4.1 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.2*	Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.3 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.3*	Form of Stock Option Grant Notice and Incentive Stock Option Agreement under the Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.4 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.4*	Form of Stock Option Grant Notice and Nonstatutory Stock Option Agreement under the Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.5 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.5*	ZS Pharma, Inc. 2014 Incentive Plan (incorporated by reference herein to Exhibit 10.6 of the Form 8-K, filed by the registrant on June 23, 2014).

4.6	Form of Stock Option Grant Notice and Incentive Stock Option Agreement under the 2014 Incentive Plan.

4.7	Form of Stock Option Grant Notice and Nonqualified Stock Option Agreement under the 2014 Incentive Plan.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young L.L.P.

24.1	Powers of Attorney (included on the signature page herein).

*	Incorporated by reference to the filing indicated.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on July 3, 2014.

ZS PHARMA, INC.

By:	/s/ Robert Alexander
Robert Alexander
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Alexander, D. Jeffrey Keyser and Todd A. Creech, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Alexander Robert Alexander	Director and Chief Executive Officer (Principal Executive Officer)	July 3, 2014

/s/ Todd A. Creech Todd A. Creech	Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2014

/s/ Srinivas Akkaraju	Director	July 3, 2014
Srinivas Akkaraju

/s/ Alvaro F. Guillem	Director	July 3, 2014
Alvaro F. Guillem

/s/ D. Jeffrey Keyser	Director	July 3, 2014
D. Jeffrey Keyser

/s/ Guy Nohra	Director	July 3, 2014
Guy Nohra

/s/ Marc Ostro	Director	July 3, 2014
Marc Ostro

/s/ John Whiting	Director	July 3, 2014
John Whiting

INDEX TO EXHIBITS

Exhibit Number	Document

3.1*	Seventh Amended and Restated Certificate of Incorporation of ZS Pharma, Inc. (incorporated by reference herein to Exhibit 3.1 of the Form 8-K, filed by the registrant on June 23, 2014).

3.2*	Amended and Restated Bylaws (incorporated by reference herein to Exhibit 3.2 of the Form 8-K, filed by the registrant on June 23, 2014).

4.1*	Form of Common Stock certificate (incorporated by reference herein to Exhibit 4.1 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.2*	Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.3 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.3*	Form of Stock Option Grant Notice and Incentive Stock Option Agreement under the Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.4 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.4*	Form of Stock Option Grant Notice and Nonstatutory Stock Option Agreement under the Fourth Amended Stock Incentive Plan (incorporated by reference herein to Exhibit 10.5 of the Form S-1 (File No. 333-195961), filed by the registrant on May 15, 2014).

4.5*	ZS Pharma, Inc. 2014 Incentive Plan (incorporated by reference herein to Exhibit 10.6 of the Form 8-K, filed by the registrant on June 23, 2014).

4.6	Form of Stock Option Grant Notice and Incentive Stock Option Agreement under the 2014 Incentive Plan.

4.7	Form of Stock Option Grant Notice and Nonqualified Stock Option Agreement under the 2014 Incentive Plan.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young L.L.P.

24.1	Powers of Attorney (included on the signature page herein).

*	Incorporated by reference to the filing indicated.